Exhibit 4.3
EXECUTION COPY
SECOND SUPPLEMENTAL INDENTURE
     SECOND SUPPLEMENTAL INDENTURE dated as of September 20, 2010 (the “Supplemental Indenture”) by and among Zayo Group, LLC, a Delaware limited liability Company (the “Company”), Zayo Capital, Inc., a Delaware corporation (the “Co-Issuer” and together with the Company, the “Issuers”), the Guarantors listed on the signature pages hereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
W I T N E S S E T H:
     WHEREAS, the Issuers, the Initial Guarantors named therein and the Trustee previously have entered into an indenture dated as of March 12, 2010 (the “Original Indenture”) providing for the issuance of $250,000,000 of the Issuers’ 10.25% Senior Secured Notes First-Priority due 2017 (the “Original Notes”);
     WHEREAS, Section 2.01 of the Original Indenture provides that, subsequent to the execution of the Original Indenture and subject to satisfaction of certain conditions, the Issuers may issue Additional Notes (as defined in the Original Indenture);
     WHEREAS, on the date hereof the Issuers intend to issue $100,000,000 of their 10.25% Senior Secured First-Priority Notes due 2017 constituting Additional Notes (such Additional Notes referred to herein as the “Reopening Notes” and, together with the Original Notes, collectively referred to herein as the “Notes”) pursuant to the Offering Circular dated September 14, 2010 (the “Offering Document”) and the Original Indenture, as supplemented by a First Supplemental Indenture, dated as of September 13, 2010 between Zayo Fiber Solutions, LLC, a Delaware limited liability company, and the Trustee and by this Supplemental Indenture (as so supplemented, the “Indenture”);
     WHEREAS, as contemplated in the Offering Document, the Issuers and the Guarantors entered into a registration rights agreement dated the date hereof (the “Registration Rights Agreement”) with Morgan Stanley & Co. Incorporated, on behalf of the several Initial Purchasers (as defined therein) and for the benefit of the Holders of the Reopening Notes;
     WHEREAS, as contemplated in the Offering Document, the parties hereto intend the Reopening Notes to be consolidated, form a single series and be treated as a single class for all purposes under the Indenture;
     WHEREAS, $500,000 aggregate principal amount of the Reopening Notes shall be issued to certain affiliates (as such term is defined in Rule 405 under the Securities Act) of the Company in the form of a Restricted Definitive Note;
     WHEREAS, the Issuers and the Guarantors confirm that any and all conditions and requirements necessary to make this Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed, satisfied and fulfilled and the execution and delivery of this Supplemental Indenture has been in all respects duly authorized;

     WHEREAS, pursuant to Sections 2.01 and 9.01(8) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and
     WHEREAS, the Issuers and the Guarantors have requested that the Trustee execute and deliver this Supplemental Indenture;
     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Issuers, the Guarantors and the Trustee hereby agree, for the equal and ratable benefit of all Holders, as follows:
ARTICLE 1
DEFINITIONS
     Section 1.01. Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Indenture, as supplemented hereby. All definitions in the Original Indenture shall be read in a manner consistent with the terms of this Supplemental Indenture.
     Section 1.02. Additional Definitions. For the benefit of the Holders of the Notes, Section 1.01 of the Original Indenture shall be supplemented by adding the following definitions, which supersede any conflicting definitions in the Original Indenture only in respect of this Supplemental Indenture:
          “Indenture” has the meaning set forth in the recitals to this Supplemental Indenture.
          “Notes” has the meaning set forth in the recitals to this Supplemental Indenture.
          “Offering Document” has the meaning set forth in the recitals to this Supplemental Indenture.
          “Original Indenture” has the meaning set forth in the recitals to this Supplemental Indenture.
          “Original Notes” has the meaning set forth in the recitals to this Supplemental Indenture.
          “Registration Rights Agreement” has the meaning set forth in the recitals to this Supplemental Indenture.
          “Reopening Notes” has the meaning set forth in the recitals to this Supplemental Indenture.
          “Supplemental Indenture” has the meaning set forth in the heading to this Supplemental Indenture.

2

ARTICLE 2
TERMS OF THE NOTES
     Section 2.01. General. In accordance with Section 2.01(c) of the Original Indenture, the following terms relating to the Notes are hereby established:
          (a) Title: The Reopening Notes shall have the title “10.25% Senior Secured First-Priority Notes due 2017” and shall be consolidated, form a single series and be treated as a single class for all purposes under the Indenture and be fully fungible with the Original Notes.
          (b) Aggregate Amount: The aggregate principal amount of the Reopening Notes that may be authenticated and delivered under this Supplemental Indenture shall be $100,000,000 for a total aggregate principal amount of $350,000,000 of Notes.
     The terms of the Reopening Notes shall be identical to the Original Notes. The Reopening Notes shall be initially evidenced by one or more Global Notes and Restricted Definitive Notes substantially in the form of Exhibit A-1 or A-2 hereto and shall accrue interest from September 15, 2010, and have the same terms, including without limitation, the same maturity date, interest rate, redemption and other provisions and interest payment dates as the Original Notes, and will be part of the same series as the Original Notes.
ARTICLE 3
MISCELLANEOUS
     Section 3.01. Effect of this Supplemental Indenture. This Supplemental Indenture supplements the Original Indenture and shall be a part, and subject to all the terms, thereof. The Original Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument. The Trustee accepts the trusts created by the Original Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Original Indenture, as supplemented by this Supplemental Indenture.
     Section 3.02. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 3.03. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
     Section 3.04. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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     Section 3.05. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     Section 3.06. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors.
[SIGNATURE PAGE TO FOLLOW IMMEDIATELY]

4

     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

ZAYO GROUP, LLC
By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Chief Financial Officer & Treasurer

ZAYO CAPITAL, INC.
By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Chief Financial Officer & Treasurer

ZAYO ENTERPRISE NETWORK, LLC
By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Chief Financial Officer & Treasurer

ZAYO BANDWIDTH, LLC
By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Chief Financial Officer & Treasurer

ZAYO COLOCATION, INC.
By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Chief Financial Officer & Treasurer

Signature Page to Supplemental Indenture

ZAYO FIBER SOLUTIONS, LLC
By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Chief Financial Officer & Treasurer

ZAYO BANDWIDTH TENNESSEE, LLC
By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Chief Financial Officer & Treasurer

ADESTA COMMUNICATIONS, INC.
By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Chief Financial Officer & Treasurer

FIBERNET TELECOM, INC.
By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Chief Financial Officer & Treasurer

LOCAL FIBER, LLC
By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Chief Financial Officer & Treasurer

Signature Page to Supplemental Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Alex Briffett
Authorized Signatory

Signature Page to Supplemental Indenture

EXHIBIT A-1
[Face of Note]
[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

A-1-1

CUSIP [                    ]1
ISIN [                    ]
[RULE 144A][REGULATION S] GLOBAL NOTE
10.25% Senior Secured First-Priority Notes due 2017

No.	[$ ]
ZAYO GROUP, LLC
and
ZAYO CAPITAL, INC.
promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                                          United States Dollars] on March 15, 2017.
Interest Payment Dates: March 15 and September 15
Record Dates: March 1 and September 1

1 Rule 144A Note CUSIP: 989194 AA3
Rule 144A Note ISIN: US989194AA32
Regulation S Note CUSIP: U98832 AA3
Regulation S Note ISIN: USU98832AA33
Exchange Note CUSIP: 989194 AB1
Exchange Note ISIN: US989194AB15

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IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.

ZAYO GROUP, LLC
By:
Name:
Title:

ZAYO CAPITAL, INC.
By:
Name:
Title:

A-1-3

This is one of the Notes referred to in the within-mentioned Indenture:
Dated: [                    ]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Authorized Signatory

A-1-4

[Back of Note]
10.25% Senior Secured First-Priority Notes due 2017
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1. INTEREST. Zayo Group, LLC, a Delaware limited liability company (the “Company”) and Zayo Capital, Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note at 10.25% per annum from September 15, 2010 until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuers will pay interest and Additional Interest, if any, semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 15, 2010. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue principal and premium, if any, at the interest rate on the Notes; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
2. METHOD OF PAYMENT. The Issuers will pay interest on the Notes and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. The Issuers or any of their Subsidiaries may act in any such capacity.
4. INDENTURE. The Issuers issued the Notes under an Indenture, dated as of March 12, 2010, as supplemented by the First Supplemental Indenture, dated as of September 13, 2010 and the Second Supplemental Indenture, dated as of September 20, 2010 (as so supplemented, the “Indenture”), among the Issuers, the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Issuers designated as their 10.25% Senior Secured

A-1-5

First-Priority Notes due 2017. The Issuers shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
This Note shall be consolidated, form a single series and be treated as a single class for all purposes under the Indenture with the Issuers’ $250,000,000 10.25% Senior Secured First-Priority Notes due 2017 for a total aggregate principal amount of $350,000,000 of Notes.
5. OPTIONAL REDEMPTION.
(a) At any time prior to March 15, 2013, the Issuers may redeem all or part of the Notes at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
(b) On or after March 15, 2013, the Issuers may redeem all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period beginning on March 15, of the years indicated below:

Redemption
Year	Price
2013	105.125%
2014	102.563%
2015 and thereafter	100.000%
(c) At any time prior March 15, 2013, the Issuers may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 110.25% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least (i) 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuers or their Affiliates) and (ii) the redemption must occur within 90 days of the date of the closing of such Equity Offering.
(d) If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the Notes are listed, or if the Notes are not listed, on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable. Notes redeemed in part must be

A-1-6

redeemed only in integral multiples of $1,000 and no Note with a principal amount of less than $2,000 will be redeemed in part.
(e) In addition to the Issuers’ rights to redeem the Notes as set forth above, the Issuers may purchase Notes in open-market transactions, tender offers or otherwise
6. MANDATORY REDEMPTION. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
7. NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 14 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.
8. OFFERS TO REPURCHASE.
(a) If a Change of Control occurs, each Holder of Notes will have the right to require the Issuers to purchase all or any part (in integral multiples of $1,000 except that no purchase will be permitted that would result in a Note having a remaining principal amount of less than $2,000) of such Holder’s Notes pursuant to a Change of Control offer. In the Change of Control offer, the Issuers will offer to purchase all of the Notes, at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to (but not including) the date of purchase (subject to the rights of Holders of record on relevant Record Dates to receive interest due on an Interest Payment Date). The Change of Control offer shall be made in accordance with Section 4.09 of the Indenture.
(b) Under certain circumstances described in the Indenture, the Issuers will be required to apply the proceeds of Asset Sales to the repayment of the Notes and Pari Passu Debt. The offer shall be made in accordance with Section 4.07 of the Indenture
9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Notes or portion of Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.
10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

A-1-7

11. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
12. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default (other than as specified in Section 6.01(8) or 6.01(9) of the Indenture with respect to an Issuer) shall occur and be continuing with respect to the Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by the holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default as specified in Section 6.01(8) or 6.01(9), with respect to an Issuer occurs and is continuing, then all the Notes shall automatically become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Holders may not enforce the Indenture, the Notes or the Note Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, Additional Interest, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, Additional Interest, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuers and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuers propose to take with respect thereto.
13. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
14. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, including the right to receive Additional Interest (as defined in the Registration Rights Agreement).
15. GOVERNING LAW. THE INDENTURE, THE NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

A-1-8

16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THE INDENTURE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
17. CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuers at the following address:
Zayo Group, LLC
400 Centennial Parkway
Louisville, Colorado 80027
Facsimile: (303) 226-5923
Attention: General Counsel

A-1-9

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:

(Insert assignee’ legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                                                  to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-10

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.07 or 4.09 of the Indenture, check the appropriate box below:
☐ Section 4.07                     ☐ Section 4.09
If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.07 or Section 4.09 of the Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-11

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $                    . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

	Amount of	Amount of increase	Principal Amount of	Signature of
	decrease in	in Principal	this Global Note	authorized signatory
Date of	Principal Amount	Amount of this	following such	of Trustee or
Exchange	of this Global Note	Global Note	decrease or increase	Notes Registrar

*	This schedule should be included only if the Note is issued in global form.

A-1-12

Notation of Guarantee
Pursuant to the Indenture, dated as of March 12, 2010, as supplemented by the First Supplemental Indenture, dated as of September 13, 2010 and the Second Supplemental Indenture, dated as of September 20, 2010 (as so supplemented, the “Indenture”), among Zayo Group, LLC (the “Company”), Zayo Group, Inc. (the “Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors named therein and the Trustee, each Guarantor, subject to the provisions of Article 13 of the Indenture, hereby, jointly and severally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuers thereunder, that: (a) the principal of, interest, premium and Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Zayo Enterprise Networks, LLC
Zayo Bandwidth, LLC
Zayo Colocation, Inc.
Zayo Fiber Solutions, LLC
Zayo Bandwidth Tennessee, LLC
Adesta Communications, Inc.
FiberNet Telecom, Inc.
Local Fiber, LLC,

as Guarantors

By:

Name:
Title:

A-1-13

EXHIBIT A-2
[Face of Regulation S Temporary Note]
[Insert Regulation S Temporary Global Note Legend]
[Insert the Global Note Legend]
[Insert the Private Placement Legend]

A-2-1

CUSIP U98832 AB1
ISIN USU98832AB16
[TEMPORARY REGULATION S]
10.25% Senior Secured First-Priority Notes due 2017

No.	[$ ]
ZAYO GROUP, LLC
and
ZAYO CAPITAL, INC.
promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Regulation S Temporary Global Note attached hereto] [of                                          United States Dollars] on March 15, 2017.
Interest Payment Dates: March 15 and September 15
Record Dates: March 1 and September 1

A-2-2

IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.

ZAYO GROUP, LLC
By:
Name:
Title:

ZAYO CAPITAL, INC.
By:
Name:
Title:

A-2-3

This is one of the Notes referred to in the within-mentioned Indenture:
Dated: [                    ]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Authorized Signatory

A-2-4

[Back of Note]
10.25% Senior Secured First-Priority Notes due 2017
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1. INTEREST. Zayo Group, LLC, a Delaware limited liability company (the “Company”) and Zayo Capital, Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note at 10.25% per annum from September 15, 2010 until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuers will pay interest and Additional Interest, if any, semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 15, 2010. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue principal and premium, if any, at the interest rate on the Notes; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Until this Regulations S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as the other Notes under the Indenture.
2. METHOD OF PAYMENT. The Issuers will pay interest on the Notes and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. The Issuers or any of their Subsidiaries may act in any such capacity.

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4. INDENTURE. The Issuers issued the Notes under an Indenture, dated as of March 12, 2010, as supplemented by the First Supplemental Indenture, dated as of September 13, 2010 and the Second Supplemental Indenture, dated as of September 20, 2010, (as so supplemented, the “Indenture”), among the Issuers, the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Issuers designated as their 10.25% Senior Secured First-Priority Notes due 2017. The Issuers shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
This Note shall be consolidated, form a single series and be treated as a single class for all purposes under the Indenture with the Issuers’ $250,000,000 10.25% Senior Secured First-Priority Notes due 2017 for a total aggregate principal amount of $350,000,000 of Notes.
5. OPTIONAL REDEMPTION.
(a) At any time prior to March 15, 2013, the Issuers may redeem all or part of the Notes at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
(b) On or after March 15, 2013, the Issuers may redeem all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period beginning on March 15, of the years indicated below:

Redemption
Year	Price
2013	105.125%
2014	102.563%
2015 and thereafter	100.000%
(c) At any time prior March 15, 2013, the Issuers may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 110.25% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least (i) 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuers or their Affiliates) and (ii) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

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(d) If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the Notes are listed, or if the Notes are not listed, on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable. Notes redeemed in part must be redeemed only in integral multiples of $1,000 and no Note with a principal amount of less than $2,000 will be redeemed in part.
(e) In addition to the Issuers’ rights to redeem the Notes as set forth above, the Issuers may purchase Notes in open-market transactions, tender offers or otherwise
6. MANDATORY REDEMPTION. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
7. NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 14 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.
8. OFFERS TO REPURCHASE.
(a) If a Change of Control occurs, each Holder of Notes will have the right to require the Issuers to purchase all or any part (in integral multiples of $1,000 except that no purchase will be permitted that would result in a Note having a remaining principal amount of less than $2,000) of such Holder’s Notes pursuant to a Change of Control offer. In the Change of Control offer, the Issuers will offer to purchase all of the Notes, at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to (but not including) the date of purchase (subject to the rights of Holders of record on relevant Record Dates to receive interest due on an Interest Payment Date). The Change of Control offer shall be made in accordance with Section 4.09 of the Indenture.
(b) Under certain circumstances described in the Indenture, the Issuers will be required to apply the proceeds of Asset Sales to the repayment of the Notes and Pari Passu Debt. The offer shall be made in accordance with Section 4.07 of the Indenture
9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Notes or portion of Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part. Also, the Issuers need not exchange or

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register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.
10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
11. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
12. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default (other than as specified in Section 6.01(8) or Section 6.01(9) of the Indenture with respect to an Issuer) shall occur and be continuing with respect to the Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by the holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default as specified in Section 6.01(8) or Section 6.01(9), with respect to an Issuer occurs and is continuing, then all the Notes shall automatically become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Holders may not enforce the Indenture, the Notes or the Note Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, Additional Interest, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, Additional Interest, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuers and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuers propose to take with respect thereto.
13. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
14. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall

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have all the rights set forth in the Registration Rights Agreement, including the right to receive Additional Interest (as defined in the Registration Rights Agreement).
15. GOVERNING LAW. THE INDENTURE, THE NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THE INDENTURE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
17. CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

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The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuers at the following address:
Zayo Group, LLC
400 Centennial Parkway
Louisville, Colorado 80027
Facsimile: (303) 226-5923
Attention: General Counsel

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ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:

(Insert assignee’ legal name)
(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                                                                      to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.07 or 4.09 of the Indenture, check the appropriate box below:
☐ Section 4.07                     ☐ Section 4.09
If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.07 or Section 4.09 of the Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE*
The initial outstanding principal amount of this Regulation S Temporary Global Note is $                    . The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Regulation S Temporary Global Note or for a Definitive Note, or exchanges of a part of another Regulation S Temporary Global or Definitive Note for an interest in this Regulation S Temporary Global Note, have been made:

Amount of
	decrease in		Principal Amount of
	Principal Amount	Amount of increase	this Regulation S
	of this	in Principal	Temporary Global	Signature of
	Regulation S	Amount of this	Note	authorized signatory
Date of	Temporary Global	Regulation S Temporary	following such	of Trustee or
Exchange	Note	Global Note	decrease or increase	Notes Registrar

*	This schedule should be included only if the Note is issued in global form.

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Notation of Guarantee
Pursuant to the Indenture, dated as of March 12, 2010, as supplemented by the First Supplemental Indenture, dated as of September 13, 2010 and the Second Supplemental Indenture, dated as of September 20, 2010 (as so supplemented, the “Indenture”), among Zayo Group, LLC (the “Company”), Zayo Capital, Inc. (the “Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors named therein and the Trustee, each Guarantor, subject to the provisions of Article 13 of the Indenture, hereby, jointly and severally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuers thereunder, that: (a) the principal of, interest, premium and Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Zayo Enterprise Networks, LLC
Zayo Bandwidth, LLC
Zayo Colocation, Inc.
Zayo Fiber Solutions, LLC
Zayo Bandwidth Tennessee, LLC
Adesta Communications, Inc.
FiberNet Telecom, Inc.
Local Fiber, LLC,

as Guarantors

By:

Name:
Title:

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